UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 1, 2003

Date of Report (Date of earliest event reported)

GIBRALTAR STEEL CORPORATION
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)
3556 Lake Shore Road P.O. Box 2028 Buffalo, New York (Address of principal executive offices)	14219-0228 (Zip Code)

Registrant's telephone number, including area code (716) 826-6500

__________________________________________________________ (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The sole purpose of this amendment is to provide the financial statements of the businesses acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2) of Form 8-K.

(a)    Financial Statements of Businesses Acquired

Attached hereto are the audited financial statements and related notes of Air Vent Inc. as of and for the year ended December 31, 2002 and accompanying Independent Auditors Report

(b)    Pro Forma Financial Information

Attached hereto are the unaudited pro forma financial statements and related notes which give effect to the acquisition of Gibraltar Steel Corporation and Air Vent Inc.

(c)    Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        GIBRALTAR STEEL CORPORATION

                                                                                           (Registrant)

Date:  July 14, 2003                                           ________________________________

                                                                        Name:  John E. Flint

                                                                        Title:   Vice President and

                                                                                    Chief Financial Officer

Item 7a.   Financial Statements of Business Acquired

Report of Independent Auditors

To the Shareholder of Air Vent Inc.

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Air Vent Inc. at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America; These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Buffalo, New York
July 14, 2003

AIR VENT INC.
BALANCE SHEET
AS OF DECEMBER 31, 2002
(in thousands, except share data)

ASSETS

Current assets:
Cash	$ 1
Accounts receivable, net	1,253
Inventories, net	4,491
Deferred income taxes	743
Other current assets	61
Total current assets	6,549

Due from parent	13,826
Property, plant and equipment, net	7,297
Goodwill	16,448
Other assets	71

Total assets	$ 44,191

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 5,542
Accrued expenses	5,848
Other current liabilities	270
Total current liabilities	11,660

Deferred income taxes	2,444
Shareholders' equity:
Common shares, no par value; authorized:
2,500 shares; issued and outstanding:
1,000 shares.	2
Additional paid-in capital	7,766
Retained earnings	22,319
Total shareholders' equity	30,087

Total liabilities and shareholders' equity	$ 44,191

The accompanying notes are an integral part of these financial statements.

AIR VENT INC. STATEMENT OF INCOME AND RETAINED EARNINGS YEAR ENDED DECEMBER 31, 2002 (in thousands)

Net sales	$ 58,095

Cost of sales	36,805

Gross profit	21,290

Selling, general and administrative expense	7,125

Income from operations	14,165

Other (income) expense
Interest income	(530)
Other	49

(481)

Income before taxes	14,646

Provision for income taxes	5,451

Net income	9,195

Retained earnings at beginning of year	16,098

Cash dividends paid	(2,974)

Retained earnings at end of year	$ 22,319 =========

The accompanying notes are an integral part of these financial statements.

AIR VENT INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002
(in thousands)

Cash Flows from Operating Activities:
Net income	$ 9,195
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	1,375
Provision for deferred taxes	362
Loss on disposal of property, plant and equipment	123
Changes in:
Accounts receivable	(582)
Inventories	(1,371)
Other current assets	(29)
Other assets	22
Accounts payable	(472)
Accrued expenses	298
Other current liabilities	97

Net cash provided by operating activities	9,018

Cash Flows from Investing Activities:
Purchases of property, plant & equipment	(1,330)

Net cash used for investing activities:	(1,330)

Cash Flows From Financing Activities:
Payment of dividends	(2,974)
Loan to parent	(4,533)
Other	(181)

Net cash used in financing activities	(7,688)

Net increase (decrease) in cash	-

Cash at beginning of period	1

Cash at end of period	$ 1

Supplemental Cash Flow Information

Cash paid for state income taxes	$ 255

The accompanying notes are an integral part of these financial statements.

AIR VENT INC.

NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Air Vent Inc. (the Company), a wholly-owned subsidiary of CertainTeed Corporation, which is a wholly-owned subsidiary of Saint-Gobain, manufactures and distributes a complete line of ventilation products an accessories.

The Company is comprised of three manufacturing locations:  Air Vent, acquired in 1986, located in Clinton, Iowa; in 1988, the Company acquired the assets of Browning Metals Products which was merged into Air Vent Inc. in 1992; CertainTeed Ventilation, acquired in 1994, located in Dallas, Texas; and Temp Vent, acquired in 1999, located in Lincolnton, North Carolina.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when products are shipped to the customer.  Sales returns and allowances and rebate programs are treated as reductions to sales and are provided for based on historical experience and current estimates.

Inventories

Inventories are valued at the lower of cost or market.  Cost is determined using the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method.  Accelerated methods are used for income tax purposes.  The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets.  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable.  Implementation of SFAS No. 144 in 2002 did not impact the Company's financial position or results of operations.  Interest is capitalized in connection with construction of qualified assets.  Under this policy, there was no interest capitalized in 2002.

Goodwill

Goodwill is recorded as the aggregate excess of purchase prices of acquisitions over the respective fair market values of the net assets of acquired companies.  Goodwill is net of accumulated amortization of $4,379,429.

On January 1, 2002, the Company implemented SFAS No. 142 Goodwill and Other Intangible Assets which requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's impairment and that intangible assets other than goodwill should be amortized over their useful lives.  The Company performed the required tests of goodwill at implementation and the annual reassessment date and determined that no impairments were indicated.

Income Taxes

Taxable income of the Company is included in the consolidated federal income tax return and certain combined state returns of CertainTeed Corporation.  The Company files other state returns on a stand-alone basis.  The portion of the consolidated federal and combined state income tax provision allocated to the Company is that which would result if the Company had filed a federal and state income tax return on a stand-alone basis.  Income taxes of approximately $2,178,000 included in the accompanying balance sheet are due to CertainTeed Corporation at December 31, 2002.

The Company  follows the asset and liability approach to account for income taxes.  This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities.

2.  ACCOUNTS RECEIVABLE, NET

Accounts receivable are expected to be collected within one year and are net of reserves for doubtful accounts of $86,000 and asset securitization of $2,644,000, as discussed in footnote seven, at December 31, 2002.

3.  INVENTORIES, NET

Inventories at December 31, consist of the following:

2002 (in thousands)

Raw material	$1,008
Finished goods and work-in-process	3,483

Total inventory	$4,491 ==========

4.  PROPERTY, PLANT AND EQUIPMENT, NET

 Property, plant and equipment, at cost less accumulated depreciation, at December 31, consists of the following:

2002 (in thousands)

Land and improvements Building and improvements Machinery and equipment Construction in progress	$255
2,894
12,925
410

16,484

Less accumulated depreciation and amortization	9,187

Property, plant and equipment, net	$7,297 ===========

5.  LEASES

The Company leases certain facilities under operating leases.  Rent expense under operating leases for the year ended December 31, 2002 was $361,788.  Future minimum lease payments under these leases are $361,788, $354,342, $372,588, $372,588 and $372,588 for the years 2003, 2004, 2005, 2006, and 2007, respectively, and $398,280 thereafter.

6.  INCOME TAXES

The provision for income taxes consists of the following:

2002
(in thousands)
Current tax provision:
U.S. Federal	$ 4,548
State	541

Total current tax provision	5,089

Deferred tax provision:
U.S Federal	323
State	39

Total deferred tax provision	362

Total provision for income taxes	$ 5,451 ==========

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to income before taxes as a result of the following differences:

2002 (in thousands)

Statutory rate	$ 5,057

State income taxes, less federal effect	377

Nondeductible expenditures	11

Other	6

$ 5,451 ========

Deferred tax liabilities (assets) at December 31, consist of the following:

2002
(in thousands)

Depreciation	$ 687
Goodwill and other intangibles	1,792
Gross deferred tax liabilities	2,479

State taxes	(129)
Post retirement benefits	(140)
Deferred compensation	(447)
Other	(62)
Gross deferred tax assets	(778)

Net deferred tax liabilities	$ 1,701 ==========

7.  RELATED PARTY TRANSACTIONS

Certain services are provided to the Company by its parent and affiliates, including human resources and payroll administration, treasury and banking, information technology and procurement services.  In addition, affiliates sell the Company's products to their customers on behalf of the Company.  The Company also purchases products from an affiliate (approximately $7,900,000 in 2002) in an arms-length transaction.  The Company remits payment for these services and purchases, and commissions on third party sales, through the intercompany payable account.

Interest income of $530,000 is an allocation from the parent based upon the net cash activity.

The Company's employees participate in the parent company's Defined Contribution and Health and Welfare Benefit Plan.

Included in intercompany payables at December 31, 2002 is $556,319, representing an allocation of the Company's share of its retirement expense under these retirement programs.

The Company's accounts receivable are included in the parent company's asset securitization plan which is accounted for s a sale in accordance with SFAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.  At December 31, 2002 the accounts receivable balance is net of $2,644,000 related to the asset securitization plan, which represents the Company's allocation of the parent company's total asset securitization.  The Company does not recognize any expenses or fees related to this plan.

Due from parent of $13,826,000 at December 31, 2002 represents intercompany balances between CertainTeed Corporation and the Company.

8.  COMMITMENTS AND CONTINGENCIES

The Company is a party to certain claims and legal actions generally incidental to its business.  Management does not believe that the outcome of these actions, which is not clearly determinable at the present time, would significantly affect the Company's financial condition or results of operations.

The Company offers various product warranties to its customers concerning the quality of its products and services.  Based upon the short duration of warranty periods and favorable historical warranty experience, the Company determined that a related warranty accrual at December 31, 2002 is not required.

9.  SUBSEQUENT EVENTS

On May 1, 2003, Gibraltar Steel Corporation of New York purchased all the outstanding capital stock of the Company, for aggregate consideration of approximately $115,000,000.

Item 7b.  Pro Forma Financial Information

Background of Acquisition and Unaudited Pro Forma Financial Statements

On May 1, 2003, Gibraltar Steel Corporation (the Company) acquired all of the outstanding stock of Air Vent Inc. (Air Vent) for an aggregate purchase price of approximately $115,000,000.  Air Vent operates manufacturing facilities in Dallas, Texas; Clinton, Iowa; and Lincolnton, North Carolina and operates a sales office and customer service department in Peoria, Illinois. Air Vent is primarily engaged in the manufacture and distribution of a complete line of ventilation products and accessories.

The following unaudited pro forma financial statements give effect to the acquisition referred above and are presented for illustrative purposes only. The unaudited pro forma financial information does not necessarily reflect the results of operations of future periods or the results that would have occurred had the Company and Air Vent constituted a single entity during the periods set forth below.

The accompanying unaudited pro forma balance sheet as of December 31, 2002 is based on the audited consolidated balance sheet of the Company included in its December 31, 2002 Annual Report on Form 10-K, as well as the audited balance sheet of Air Vent Inc. included herein. These pro forma balance sheets give effect to the acquisition as if it occurred on December 31, 2002.

The accompanying unaudited pro forma statement of income for the year ended December 31, 2002 is based in the audited consolidated statement of income of the Company included in its Annual Report on From 10-K for the same period, as well as the audited statement of income of Air Vent Inc. included herein.  These pro forma statements of income give effect to the acquisition as if it occurred as of January 1, 2002.

The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions and uncertainties, and do not purport to be indicative of actual results had the acquisition took place in fact on the dates indicted, nor do these financial statements purport to be indicative of the results of operations that may be achieved in the future.

GIBRALTAR STEEL CORPORATION UNAUDITED PRO FORMA BALANCE SHEETS AS OF DECEMBER 31, 2002 (in thousands, except share data)

	Historical
	Gibraltar Steel Corporation	Air Vent Inc. Acquisition	Pro forma Adjustments		Pro forma Gibraltar Steel Corporation

ASSETS

Current assets:
Cash and cash equivalents	$ 3,662	$ 1	$ -		$ 3,663
Accounts receivable, net	87,772	1,253	-		89,025
Inventories, net	106,155	4,491	-		110,646
Other current assets	5,405	804	(385)	(A)	5,824
Total current assets	202,994	6,549	(385)		209,158

Due from parent	-	13,826	(13,826)	(B)	-
Property, plant and equipment, net	231,526	7,297	3,195	(C)	242,018
Goodwill	133,452	16,448	95,929	(D)	245,829
Other assets	8,596	71	-		8,667

Total assets	$ 576,568 ========	$ 44,191 =========	$ 84,913 ========		$ 705,672 ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 42,074	$ 5,542	$ -		$ 47,616
Accrued expenses	22,050	5,848	-		27,898
Current maturities of long-term debt	624	-	-		624
Other current liabilities	-	270	-		270
Total current liabilities	64,748	11,660	-		76,408

Long-term debt	166,308	-	115,000	(E)	281,308
Deferred income taxes	44,656	2,444	-		47,100
Other non-current liabilities	7,739	-	-		7,739

Shareholders' equity:
Preferred shares, $.01 par value; authorized:
10,000,000 shares; none outstanding	-	-	-		-
Common shares:
$.01 par value; authorized: 50,000,000 shares;
outstanding 15,981,999 shares	160	-	-		160
no par value; authorized: 2,500 shares;
issued and outstanding: 1,000 shares	-	2	(2)	(F)	-
Additional paid-in capital	124,825	7,766	(7,766)	(F)	124,825
Retained earnings	172,147	22,319	(22,319)	(F)	172,147
Accumulated comprehensive loss	(2,560)	-	-		(2,560)
Unearned compensation	(1,086)	-	-		(1,086)
Currency translation adjustment	(369)	-	-		(369)
Total shareholders' equity	293,117	30,087	(30,087)		293,117

Total liabilities and shareholders' equity	$ 576,568 ========	$ 44,191 ========	$ 84,913 ========		$ 705,672 ========

The accompanying notes are an integral part of these unaudited pro forma financial statements.

GIBRALTAR STEEL CORPORATION UNAUDITED PRO FORMA STATEMENTS OF INCOME YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

	Historical		Pro forma
	Gibraltar Steel Corporation	Air Vent Inc. Acquisition	Pro forma Adjustments		Gibraltar Steel Corporation

Net sales	$ 645,114	$ 58,095	$ -		$ 703,209

Cost of sales	517,825	36,805	(423)	(A)	54,207

Gross profit	127,289	21,290	423		149,002

Selling, general and administrative expense	7,129	7,174	-		84,303

Income from operations	50,160	14,116	423		64,699

Interest expense	10,403	(530)	6,500	(B)	16,373

Income before taxes	39,757	14,646	(6,077)		48,326

Provision for income taxes	15,903	5,451	(1,981)	(C)	19,373

Net income	$ 23,854	$ 9,195	$ (4,096)		$ 28,953

Net income per share - Basic	$ 1.56				$ 1.89

Weighted average shares outstanding - Basic	15,280				15,280

Net income per share - Diluted	$ 1.54				$ 1.87

Weighted average shares outstanding - Diluted	15,519				15,519

The unaudited pro forma financial statements have been adjusted as discussed in the following notes:

Pro Forma Balance Sheets

(A)       To reclass capitalized direct acquisition costs incurred by the Company to goodwill.

(B)       To write-off an asset not acquired as part of the acquisition.

(C)       To reflect the step-up in property, plant and equipment (PPE) values to fair value based on an appraisal by an independent appraiser.

(D)       To reflect the excess of acquisition cost over the fair value of the assets acquired and liabilities assumed of the acquired company (goodwill).  Purchase price and goodwill calculation is summarized below:

Purchase price of Air Vent (financed through debt)		$115,000
Direct acquisition costs - see (A)		385

Total purchase consideration		115,385

Historical book value of Air Vent Inc.	$ 30,087

Purchase accounting adjustments
To write-off asset not acquired - see (B)	(13,826)
Step-up of PP&E - see (C)	3,195

Total allocation		19,456

Excess acquisition cost over the fair value of the assets acquired and liabilities assumed of the acquired company (goodwill)		$ 95,929 =======

(E)       To reflect debt incurred to finance acquisition.

(F)       To reflect the elimination of shareholder equity accounts at Air Vent Inc.

Pro Forma Statements of Income

(A)       To reflect depreciation expense associated with step-up in PP&E basis.

(B)       To reflect interest expense associated with $115,000 in debt incurred to finance the acquisition at approximately 6 percent per annum.

(C)       To reflect combined pro forma effective tax rate of 40 percent.